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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) -August 12, 1999


                            INFORMATION HOLDINGS INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     1-14371                  06-1518007
           --------                     -------                  ----------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)


2777 Summer Street
Stamford, Connecticut                                                      06905
---------------------                                                      -----
(Address of principal executive offices)                                Zip Code


Registrant's telephone number, including area code:               (203) 961-9106
                                                                  --------------



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Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

     On August 12, 1999, Information Holdings Inc. (the "Company") completed its acquisition of Master Data Center, a Michigan corporation ("MDC") from Pearson Services Limited, a corporation organized under the laws of the United Kingdom, as contemplated by a Stock Purchase Agreement, dated as of May 14, 1999, between Pearson Services Limited and the Company (the "Agreement"), attached hereto as
Exhibit 2.1. Pursuant to the Agreement, the Company acquired all of the outstanding capital stock of MDC for cash consideration of approximately $33 million. The Company has subsequently transferred all of the outstanding stock of MDC to Information Ventures LLC, an indirectly wholly owned subsidiary of the Company, pursuant to a capital contribution.


Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (a) Financial Statements of business acquired.

            To be filed pursuant to an amendment to this Current Report on Form 8-K.

        (b) Pro Forma financial information.

            To be filed pursuant to an amendment to this Current Report on Form 8-K.

        (c) Exhibits.

            2.1 Stock Purchase Agreement, dated as of May 14, 1999, between
                Pearson Services Limited and Information Holdings Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INFORMATION HOLDINGS INC.


Dated:  August 20, 1999                 By: /s/ Mason P. Slaine
                                           -------------------------------
                                        Name:  Mason P. Slaine
                                        Title: President


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                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

2.1 Stock Purchase Agreement, dated as of May 14, 1999, between Pearson Services Limited and Information Holdings Inc.


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